Exhibit 99.1

Sierra Monitor Corporation Announces Financial Results for the Fourth Quarter and Year Ended December 31, 2017

MILPITAS, CA — 03/08/18 — Sierra Monitor Corporation (OTCQB: SRMC), a leading provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value assets, today announced financial results for the fourth quarter and year ended December 31, 2017.

Financial Highlights

●	Achieved Q4 2017 net sales of approximately $5.2 million, compared to approximately $4.8 million in the same prior year period.

●	Delivered annual sales of approximately $19.8 million for the year ended December 31, 2017, an increase of approximately 3%, compared to approximately $19.2 million reported for the prior year.

●	Delivered Q4 2017 gross margin of 59.9%, compared to 57.3% in the same prior year period.

●	Achieved annual gross margin of 59.5% for the year ended December 31, 2017, compared to 57.5% reported for the prior year.

●	Reported Q4 2017 GAAP net loss per share of $0.00 (basic and diluted), compared to GAAP net loss of $0.00 per share (basic and diluted) for the prior year period.

●	Recorded annual GAAP net loss of $0.04 per share (basic and diluted) for the year ended December 31, 2017, compared to GAAP net loss of $0.01 per share (basic and diluted) for the prior year.

●	Achieved Q4 2017 EBITDA of approximately $0.2 million, compared to $0.0 million for the same prior year period.

●	Recorded annual EBITDA loss of approximately $0.1 million for the year ended December 31, 2017, compared to EBITDA of approximately $0.4 million for the prior year.

●	Delivered Q4 2017 Non-GAAP net income per share of $0.02 (basic and diluted), compared to $0.01 per share (basic and diluted) in the same prior year period.

●	Achieved annual Non-GAAP net income of $0.03 per share (basic and diluted) for the year ended December 31, 2017, compared to Non-GAAP net income of $0.06 per share (basic and diluted) for the prior year.

●	Ended Q4 2017 with a cash balance of approximately $3.2 million and no bank debt compared to a cash balance of $4.7 million at end of 2016.

●	Declared twenty second consecutive quarterly dividend of $0.01 per share, paid on February 15, 2018.

2017 Financial Results for Fourth Quarter and the Year

Net sales for the quarter ended December 31, 2017 were $5,230,349, compared to $4,761,236 reported for the same period of 2016. For the year ended December 31, 2017, sales were $19,770,158 compared to $19,184,442 for the year ended December 31, 2016. Sierra Monitor posted GAAP net loss of $10,767 or $0.00 per share (basic and diluted), for the quarter ended December 31, 2017, compared to GAAP net loss of $42,743 or $0.00 per share (basic and diluted), for the same period of 2016. Sierra Monitor posted GAAP net loss of $377,596 or $0.04 per share (basic and diluted), for the year ended December 31, 2017, compared to GAAP net loss of $90,932 or $0.01 per share (basic and diluted), for the year ended December 31, 2016. See Table A of this release for our condensed statements of operation

Sierra Monitor achieved non-GAAP net income of $61,967 or $0.01 per share (basic and diluted), for the quarter ended December 31, 2017 compared to non-GAAP net income of $95,890 or $0.01 per share (basic and diluted), for the same period of 2016. Sierra Monitor posted non-GAAP net income of $132,522 or $0.01 per share (basic and diluted), for the year ended December 31, 2017, compared to non-GAAP net income of $605,588 or $0.06 per share (basic and diluted), for the year ended December 31, 2016. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor recorded EBITDA of $173,021 for the quarter ended December 31, 2017 compared to EBITDA of $44,095 for the same period of 2016. Sierra Monitor posted EBITDA loss of $66,662 for the year ended December 31, 2017, compared to EBITDA of $417,102, for the year ended December 31, 2016. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.

Sierra Monitor had $3,191,722 in cash on December 31, 2017 with no bank borrowings, compared to $4,692,999 as of December 31, 2016. Net trade receivables on December 31, 2017 were $3,254,681 compared to $2,502,601 as of December 31, 2016. At December 31, 2017, the company’s days sales outstanding were 53 days, compared to 48 days as of December 31, 2016. Inventory at the end of Q4 2017 was $3,138,261 compared to $2,443,774 on December 31, 2016. See Table B of this release for a summary of our balance sheet.

Business Highlights

“In many ways 2017 was a year of great transition for Sierra Monitor. Due to the efforts of our outstanding team, we were able to overcome much of the one-time extraordinary expenses incurred earlier in the year to end 2017 in a very positive way. We see the velocity of our business as measured by sales activity to be increasing substantially.” said Jeff Brown, President and CEO. “Both our “Protect” and “Connect” solution sets showed good momentum to close out the year. We have had great customer feedback and interest in the SMC Cloud solution which we rolled out toward the end of the year. In this segment, not only are we offering data visualization and analytics in support of the IIoT market segment, we are adding intelligence to our gateway products to bring Edge computing power to our customers. This combined with our ability to collect and store massive amounts of data for our customers lets us help them to be more efficient and cost effective for their end users. We continue to invest in expanding and improving our product lines to better meet market needs and price points as well as increasing our capabilities to deliver solutions. As previously disclosed, while we considered a potential strategic transaction during 2017, we ultimately determined that such transaction would not be in the best interest of the company. We will, however, continue to evaluate all opportunities to increase shareholder value including expanding our sales and profitability as well as reviewing alternative strategic opportunities.”

Sierra Monitor continued to retain and expand its two hundred strong Original Equipment Manufacturer (OEM) customer base for its FieldServer protocol gateway products which also allow customers to integrate to Building Automation and gateway to the cloud. The Industrial Internet of Things (IIoT) segment as defined by cloud connectivity, as well as Sierra Monitor’s Sentry IT line of flame and gas monitoring solutions continued to be selected by industry leaders across segments to protect their valuable assets. A few examples of these customers include:

●	A large municipality in Southern California has selected and is deploying Sierra Monitor gas detectors and controllers to monitor various parts of their transit system. This includes both bus and metro facilities.

●	A European manufacturer of high-quality components for heating, plumbing, air conditioning, heat metering and renewable systems launched an advanced electronically controlled point-of-distribution digital mixing valve for commercial hot water systems. With advanced features such as scheduled thermal disinfection for preventing bacterial growth, the valve is an important new product in this segment of the market. Sierra Monitor’s FieldServer gateway solution was selected because of its ease of integration into building management solutions while providing a great deal of flexibility including multi-protocol support, wired and wireless networking options and access to cloud features.

●	SMC was selected to provide gas detection for the first nuclear power plant in the United Arab Emirates. The facility in Barakah, UAE, has four power plants which will supply up to 25% of the UAE’s electricity needs by 2020. As part of the overall safety program, SMC will provide gas controllers and H2S, CO, CO2 and O2 gas detectors.

●	Chromalox, a leading producer of leak detection equipment, chose Sierra Monitor’s solution because of ease of integration of multiple products into a single gateway solution from SMC allowing them much greater flexibility in the marketplace.

●	Sigma Controls selected Sierra Monitor’s solution allowing them to connect to building management solutions but also to send their data to the cloud and monitor the health of their systems remotely.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The company’s FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities. With more than 200,000 products, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry’s leading multi-protocol gateway.

Sierra Monitor’s Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1978 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit: http://www.sierramonitor.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning future product plans and releases, market acceptance and adoption of our solutions, macroeconomic trends and market conditions, investment plans, results of operations, market position, and strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Further information on these risks, uncertainties and assumptions as well as information regarding other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Sierra Monitor Investor Relations Contact

Tamara Allen

CFO, Sierra Monitor Corporation

TAllen@sierramonitor.com

Table A

SIERRA MONITOR CORPORATION

Statements of Operations

	For the three months ended December 31,		For the twelve months ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Net sales	$5,230,349	$4,761,236	$19,770,158	$19,184,442
Cost of goods sold	2,098,821	2,033,835	8,012,337	8,152,544
Gross profit	3,131,528	2,727,401	11,757,821	11,031,898
Operating expenses
Research and development	777,029	834,153	3,073,087	2,950,651
Selling and marketing	1,325,030	1,186,433	5,165,931	4,899,882
General and administrative	921,817	742,156	3,277,760	3,106,265
Non-recurring reorganization expense	-	-	580,425	-
	3,023,876	2,762,742	12,097,203	10,956,798
Income (Loss) from operations	107,652	(35,341)	(339,382)	75,100
Interest income	312	133	481	621
Income (Loss) before income taxes	107,964	(35,208)	(338,901)	75,721
Income tax provision	118,731	7,535	38,695	166,653
Net (loss)	$(10,767)	$(42,743)	$(377,596)	$(90,932)
Net (loss) available to common shareholders per common share
Basic	$0.00	$0.00	$(0.04)	$(0.01)
Diluted	$0.00	$0.00	$(0.04)	$(0.01)
Weighted average number of common shares used in per share computations:
Basic	10,190,625	10,152,134	10,186,215	10,147,430
Diluted	10,190,625	10,152,134	10,186,215	10,147,430

Table B

SIERRA MONITOR CORPORATION

Balance Sheet

	December 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,191,722	$4,692,999
Trade receivables, less allowance for doubtful accounts of approximately $75,000 both years	3,254,681	2,502,601
Inventories, net	3,138,261	2,443,774
Prepaid expenses	559,368	575,177
Income tax deposit	44,771	68,949
Total current assets	10,188,803	10,283,500

Property and equipment, net	252,143	167,831
Deferred income taxes	126,323	249,967
Other assets	83,153	202,875
Total assets	$10,650,422	$10,904,173

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$976,092	$824,951
Accrued compensation expenses	555,714	460,584
Other current liabilities	199,397	168,584
Total current liabilities	1,731,203	1,454,119

Deferred tax liability	-	88,802
Total liabilities	1,731,203	1,542,921

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized;10,203,995 and 10,171,551 shares issued and outstanding, respectively	10,204	10,172
Additional paid-in capital	4,482,403	4,139,527
Retained earnings	4,426,612	5,211,553
Total shareholders’ equity	8,919,219	9,361,252
Total liabilities and shareholders’ equity	$10,650,422	$10,904,173

The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the company does not consider part of ongoing operating results when assessing overall company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes

The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and any other applicable equity awards that are issued. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor’s financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C

SIERRA MONITOR CORPORATION

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

	For the three months ended December 31,		For the twelve months ended December 31,
	2017	2016	2017	2016

GAAP Net (Loss) Income	$(10,767)	$(42,743)	$(377,596)	$(90,932)
Adjustments:
Depreciation and amortization	65,369	79,436	272,720	342,002
Provision for bad debt expense	-	(3,826)	-	(3,826)
Provision for inventory losses	(97,109)	(9,052)	(97,109)	(463)
Deferred income taxes	34,842	(17,020)	34,842	(17,020)
Stock based compensation expense	69,632	89,095	299,665	375,827
Total adjustments to GAAP net income	72,734	138,633	510,118	696,520
Non-GAAP Net Income	$61,967	$95,890	$132,522	$605,588

Non GAAP Net Income Per Share:
Basic	$0.01	$0.01	$0.01	$0.06
Diluted	$0.01	$0.01	$0.01	$0.06
Weighted-average number of shares used in per share computations:
Basic	10,190,625	10,152,134	10,186,215	10,147,430
Diluted	10,269,056	10,152,134	10,222,163	10,147,430

Table D

SIERRA MONITOR CORPORATION

Reconciliation of GAAP to EBITDA Operating Results

(Unaudited)

	For the three months ended December 31,		For the twelve months ended December 31,
	2017	2016	2017	2016
GAAP Net Loss	$(10,767)	$(42,743)	$(377,596)	$(90,932)
Interest Income	(312)	(133)	(481)	(621)
Income Tax Provision	118,731	7,535	38,695	166,653
Depreciation and amortization	65,369	79,436	272,720	342,002
Non-GAAP EBITDA	$173,021	$44,095	$(66,662)	$417,102